                         LIMITED PARTNERSHIP AGREEMENT

                                       OF

               HEALTHCARE FINANCIAL PARTNERS -- FUNDING II, L.P.



                           DATED AS OF MARCH 5, 1997

                         LIMITED PARTNERSHIP AGREEMENT
                                       OF
               HEALTHCARE FINANCIAL PARTNERS -- FUNDING II, L.P.

                               TABLE OF CONTENTS

                                                                    PAGE

ARTICLE I  General Provisions......................................   1
     Sec. 1.01. Name, Principal Office and Records.................   1
     Sec. 1.02. Purposes and Powers of the Partnership.............   1
     Sec. 1.03. Commencement of Business...........................   1
     Sec. 1.04. Fiscal Year........................................   1
     Sec. 1.05. Liability of Partners..............................   2

ARTICLE II  Management of Partnership..............................   2
     Sec. 2.01. Management Generally...............................   2
     Sec. 2.02. Authority of General Partner.......................   2
     Sec. 2.03. Limitation on Authority............................   3
     Sec. 2.04. General Partner's Responsibilities.................   4
     Sec. 2.05. Expenses...........................................   5
     Sec. 2.06. Other Activities of the Partners...................   6
     Sec. 2.07. Reliance by Third Parties..........................   6
     Sec. 2.08. Exculpation........................................   6
     Sec. 2.09. Indemnification....................................   7

ARTICLE III  Capital Contributions, Drawdowns and Distributions....   8
     Sec. 3.01. Definitions........................................   8
     Sec. 3.02. Capital Contributions..............................  10
     Sec. 3.03. Drawdowns..........................................  10
     Sec. 3.04. Distributions......................................  11
     Sec. 3.05. Capital Accounts; Withdrawals......................  11
     Sec. 3.06. Reserves...........................................  12
     Sec. 3.07. Reinvestment.......................................  12
     Sec. 3.08. Allocation of Income and Loss for Tax Purposes.....  12
     Sec. 3.09. Special Allocations................................  12

ARTICLE IV  Admission and Withdrawals of Partners; Transfers.......  13
     Sec. 4.01. Admission of Additional Limited Partners...........  13
     Sec. 4.02. Withdrawals of Partners............................  13
     Sec. 4.03. Transfers..........................................  14

                                      (i)

ARTICLE V  Representations, Warranties and Covenants...............  14
     Sec. 5.01. Representations of the General Partner.............  14
     Sec. 5.02. Covenants of the General Partner...................  15
     Sec. 5.03. Representations of the Limited Partners............  15

ARTICLE VI  Duration and Termination of Partnership................  15
     Sec. 6.01. Duration and Dissolution of Partnership............  15
     Sec. 6.02. Acquisition of Partnership Assets..................  16
     Sec. 6.03. Liquidation of Partnership.........................  17
     Sec. 6.04. Right to Receive Equity Ownership..................  17
     Sec. 6.05. Obligation to Pay Premium..........................  18
     Sec. 6.06. Special Provisions for Loan Losses.................  18

ARTICLE VII  Tax Returns; Reports to Partners......................  18
     Sec. 7.01. Filing of Tax Returns..............................  18
     Sec. 7.02. Reports to Current and Former Partners.............  18
     Sec. 7.03. Tax Matters Partner................................  19

ARTICLE VIII  Miscellaneous........................................  19
     Sec. 8.01. General............................................  19
     Sec. 8.02. Power of Attorney..................................  20
     Sec. 8.03. Amendments to Partnership Agreement................  20
     Sec. 8.04. Choice of Law......................................  20
     Sec. 8.05. Notices............................................  20
     Sec. 8.06. Headings...........................................  20

Schedule A  -  Schedule of Partners
Schedule B  -  Borrowing Schedule

                                     (ii)

                         LIMITED PARTNERSHIP AGREEMENT
                                       OF
               HEALTHCARE FINANCIAL PARTNERS -- FUNDING II, L.P.


                           Dated as of March 5, 1997


     The undersigned (herein called the "Partners") hereby agree to form a limited partnership (herein called the "Partnership") pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act (the "Act") which shall be governed by, and operated pursuant to, the terms and provisions of this Limited Partnership Agreement (herein called the "Agreement"). Capitalized terms not otherwise defined shall have the meanings specified in Sec. 3.01.

                                   ARTICLE I

                               GENERAL PROVISIONS

     Sec. 1.01. NAME, PRINCIPAL OFFICE AND RECORDS. The name of the Partnership is HealthCare Financial Partners -- Funding II, L.P. Its principal office is located at 2 Wisconsin Circle, Suite 320, Chevy Chase, Maryland 20815, or at such other location as the General Partner (as defined in Sec. 1.05) in the future may designate with the prior consent of each of the Limited Partners (as defined in Sec. 1.05), which consent shall not be unreasonably withheld.
All of the books and records of the Partnership shall be maintained at the principal office of the Partnership.

     Sec. 1.02. PURPOSES AND POWERS OF THE PARTNERSHIP. The Partnership is organized for the purpose of providing loans or otherwise providing financing (herein together with Loans made under Sec. 2.10, collectively called "Loans") to health care providers secured by equipment, real estate, inventory, stock, accounts receivable or cash flow (herein called "Collateral") and taking such actions as may be necessary or incidental to such purpose. Heath care providers include, without limitation, hospitals, physician groups, nursing homes, out-patient surgery centers, home health care companies, durable medical equipment companies and similar entities (herein called "Health Care Providers"). The Partnership may not engage in any investment, trading or financing activity of any kind other than as set forth above, but subject to such limitation, the Partnership shall have the power to engage in all activities and transactions that the General Partner may deem necessary or advisable in connection with the foregoing purpose.

     Sec. 1.03. COMMENCEMENT OF BUSINESS. The Partnership shall commence business on the Initial Funding Date (as defined in Sec. 3.01).

     Sec. 1.04. FISCAL YEAR. The fiscal year of the Partnership (herein called the "Fiscal Year") shall end on December 31 of each year.

     Sec. 1.05. LIABILITY OF PARTNERS. The names of all of the Partners are set forth in Schedule A attached hereto and incorporated as a part of this Agreement by reference, which schedule shall be maintained with the records of the Partnership at the Partnership's principal office (as set forth in Sec. 1.01). The Partner designated in Part I of Schedule A as the General Partner

(herein called the "General Partner") shall have unlimited liability for the repayment and discharge of all debts and obligations of the Partnership in accordance with and to the extent provided by the Act. The Partners designated in Part II of Schedule A as Limited Partners (herein called the "Limited Partners") shall be liable for the repayment and discharge of all debts and obligations of the Partnership only to the extent of their respective interests in the Partnership. The Partners shall share all losses, liabilities or expenses suffered or incurred by virtue of the operation of this Sec. 1.05 in the proportions of their respective interests in the Partnership, provided that a Limited Partner's share of all losses, liabilities or expenses shall not be greater than its interest in the Partnership. The General Partner shall be liable for the losses, liabilities or expenses suffered or incurred in excess of the interests of the Limited Partners. Except in the case of a Drawdown (as defined in Sec. 3.01) pursuant to Sec. 3.03., in no event shall any Limited Partner (or former Limited Partner) be obligated to make any additional contribution whatsoever to the Partnership. No Limited Partner (or former Limited Partner) shall have any liability for the repayment and discharge of the debts and obligations of the Partnership (apart from his or its interest in the Partnership).

                                   ARTICLE II

                           MANAGEMENT OF PARTNERSHIP

     Sec. 2.01. MANAGEMENT GENERALLY. The power to manage the affairs of the Partnership and to act on behalf of the Partnership shall be vested exclusively in the General Partner. Except as authorized by the General Partner, the Limited Partners shall have no right or authority to participate in the management of the Partnership, and shall have no right or authority to act on behalf of the Partnership in connection with any matter.

     Sec. 2.02. AUTHORITY OF GENERAL PARTNER. Except as otherwise expressly provided in this Agreement, the General Partner shall have the authority on behalf and in the name of the Partnership to take any action or make any decisions on behalf of the Partnership hereunder in order to carry out the purpose of the Partnership set forth in Sec. 1.02 and to perform all acts and enter into and perform all contracts and other undertakings which it may deem necessary or advisable or incidental in relation thereto, including, without limitation, the power:

     (a) to identify and evaluate business opportunities for the Partnership and to provide Loans to Health Care Providers subject to and in accordance with all of the provisions of this Agreement;

     (b) to cause the Partnership to borrow money or otherwise obtain financing required for the business and affairs of the Partnership and to secure repayment of any such loans or borrowings by subjecting to security interest(s) all or any part of the Partnership's assets and to prepay, refinance, increase, modify or extend the maturities or other terms of any or all of such loans or borrowings as the General Partner deems in the best interests of the Partnership, provided that any such borrowings must comply with the borrowing schedule set forth in Schedule B attached hereto;

     (c) to pay out of the funds of the Partnership any Partnership Expenses permitted to be incurred by the Partnership pursuant to Sec. 2.05;

     (d) to manage and direct the business affairs of the Partnership, to do any and all acts on behalf of the Partnership, and to exercise all rights of the Partnership with respect to its interest in any Collateral, including, without limitation, participation in arrangements with insurers and insurance agents, the institution and settlement or compromise of claims, suits and administrative proceedings and other like or similar matters;

     (e) to hire consultants, attorneys and accountants for the Partnership;

     (f) to open, maintain and close bank accounts and draw checks or other orders for the payment of expenses permitted to be incurred by the Partnership pursuant to Sec. 2.05;

     (g) to invest cash held by the Partnership in Permitted Investments;

     (h) to act as nominee for the Partnership with respect to any of the foregoing matters; and

     (i) to authorize any employee or other agent of the General Partner to act for and on behalf of the Partnership and the General Partner, directly or as nominee, as to the foregoing and all matters pertaining thereto.

     Sec. 2.03. LIMITATION ON AUTHORITY. Without the prior written consent of all of the Limited Partners, the General Partner shall not:

     (a) take any actions other than those specifically authorized by Sec. 2.02;

     (b) confess a judgment against the Partnership;

     (c) do any act in contravention of this Agreement;

     (d) issue, repurchase, redeem or cancel any Partnership interests;

     (e) reorganize or recapitalize the Partnership;

     (f) delegate any powers or duties of the General Partner (other than to Persons prudently selected and supervised by the General Partner);

     (g) guarantee or cause the Partnership to become liable for any obligation of any other Person (except that the Partnership may borrow funds for its own account as permitted herein);

     (h) make any loan or investment other than: (i) Loans, (ii) temporary investments in Permitted Investments pending distribution as provided herein, and (iii) acquisition of Equity Interests which are acquired without any payment by the Partnership therefor;

     (i) enter into any joint venture, partnership, exclusivity or similar arrangement;

     (j) make any expenditure except for Partnership Expenses;

     (k) hire any employee or adopt any employee benefit plan of any kind;

     (l) change the tax status of the Company from an association taxed as a "partnership");

     (m) commingle any Partnership funds or assets with the funds or assets of any other person (except for Co-Lending as permitted by Section 2.06(c) and except that funds of the Partnership may be deposited temporarily in accounts maintained by the General Partner pending such Co-Lending);

     (n) make any payment or distribution to the General Partner except as expressly permitted in this Agreement; or

     (o) permit or cause the Partnership to enter into any transaction not expressly contemplated hereby with any General Partner Affiliates except on terms no less favorable to the Partnership than could have been obtained from unrelated third parties.

     Further, (i) prior to commencing or settling any litigation involving the Partnership, and from time to time during the course of such litigation, the General Partner shall consult with and seek the advice of the Limited Partners and (ii) prior to the Partnership's entering into any transaction with the General Partner or any General Partner Affiliate as authorized herein, the General Partner shall give written notice to and shall consult with the Limited Partners concerning such transaction. At the time the General Partner submits a Drawdown Notice for any Loan (other than a Loan made under Sec. 2.10), the General Partner shall deliver to the Limited Partners in writing a Credit and Collateral Report for such Loan and shall afford the Limited Partners the opportunity to consult with the General Partner with respect thereto.

     Sec. 2.04. GENERAL PARTNER'S RESPONSIBILITIES. In addition to its duties under law, the General Partner shall have the following duties:

     (a) The General Partner shall execute and cause to be filed original or amended certificates and shall take any and all other actions as may be reasonably necessary to perfect and maintain the status of the Partnership as a limited partnership under the laws of the State of Delaware and any other jurisdictions in which the Partnership engages in business.

     (b) Immediately after initially providing a Loan to any Health Care Provider for or on behalf of the Partnership, the General Partner shall forward a photocopy of the agreements entered into by the Partnership with respect to such Health Care Provider to Farallon Capital Management, LLC ("FCM"), acting on behalf of each Limited Partner, or such other person as the Limited Partners may designate from time to time.

     (c) The General Partner shall, on behalf of the Partnership, keep or cause to be kept full and complete books of account in which shall be entered fully and accurately all expenditures, receipts and transactions of the Partnership. The General Partner will make the books and records of the Partnership available during reasonable business hours for inspection by any of the Partners and their representatives at the principal office of the Partnership.

     (d) The General Partner shall take any and all actions necessary to cause the Partnership to comply with all applicable laws and regulations.

     (e)  The General Partner shall:

        (i) use good faith efforts to: (a) find and make Loans and (b) regularly monitor each Loan, including without limitation, a review of operating and financial information provided to the Partnership with respect thereto, grade each Loan according to the Loan Grading Policy attached as Schedule C, and provide the Limited Partners written notice of materially adverse developments with respect to any Loan (including, without limitation, the downgrading of any Loan into category 3, 4, 5 or
     6), Collateral or Health Care Provider of which it becomes aware which might reasonably be expected to result in a default by a Health Care Provider with respect to a Loan or cause the Collateral with respect thereto to be materially impaired.

        (ii) within the exercise of its reasonable judgment regarding the risks to be assumed, use good faith efforts to maximize the return to the Limited Partners on its invested capital; and

        (iii) manage the day-to-day operations of the Partnership and provide all necessary management, services, personnel and equipment.

     Sec. 2.05. EXPENSES. The General Partner shall bear all overhead, general and administrative expenses of the Partnership ("General Partner Expenses") on the terms and conditions set forth in this Sec. 2.05. General Partner Expenses include, without limitation, recurring routine expenses incident to operating the business of the Partnership, including compensation and expenses of employees of the General Partner and expenses for administrative services, office space, equipment and facilities and telephone. General Partner Expenses exclude, without limitation, any taxes which may be assessed against the Partnership, licensing fees for the software to be used by the Partnership, brokerage commissions, financing and banking expenses incurred (including interest or discount expenses, lock-box or similar fees and expenses incurred in establishing or maintaining Partnership financing arrangements), outside accounting, tax return preparation, legal and professional consulting expenses incurred with respect to Partnership activities and formation of the Partnership, expenses attributable to verification of receivables, portfolio valuations and due diligence with respect to Partnership investments (including, without limitation, research, travel and related expenses), expenses attributable to the Partnership relating to litigation or threatened litigation involving the Partnership and expenses deemed by the General Partner to be extraordinary or non-recurring that result from the operation of the Partnership (such excluded expenses and payments to the General Partner paid pursuant to Sec. 2.05, collectively, "Partnership Expenses").

     Sec. 2.06.  OTHER ACTIVITIES OF THE PARTNERS.

     (a) The General Partner shall devote so much of its time to the affairs of the Partnership as in the judgment of the General Partner the conduct of the business of the Partnership shall reasonably require. The General Partner and any General Partner Affiliate, or any person in which the General Partner or any of the General Partner Affiliates may have an interest (together, the "Bound Parties"), may engage in or own an interest in any other business, investment or profession of any kind and description so long as it is not in the business of providing Loans to Health Care Providers secured by Collateral (the "Excluded Business") (except that: (i) HCFP and its current subsidiaries may continue to conduct their respective businesses as are presently being conducted and (ii) the General Partner Affiliates may acquire any on-going business or entity provided the primary business of the business or entity so acquired is not Excluded Business), and neither the Partnership nor any or its Partners shall have any rights by virtue of this Agreement in or to any of such businesses, professions or investments, or in or to any income or profit derived therefrom. The General Partner shall cause the Bound Parties to comply with this Section.

     (b) Nothing in this Agreement shall be deemed to prohibit any Limited Partner or any Limited Partner Affiliates or any person in which any Limited Partner or any of the Limited Partner Affiliates may have an interest, from engaging in or owning an interest in any other business, profession or investment of any kind or description, whether or not in direct or indirect competition with the Partnership, and neither the Partnership nor any of the Partners shall have any rights by virtue of this Agreement in or to any of such businesses, professions or investments, or in or to any income or profit derived therefrom.

     (c) The General Partner Lenders shall Co-Lend with the Partnership as provided in this paragraph. Such Co-Loans and Loans shall be structured as separate loans made directly by the Partnership on the one hand and the relevant General Partner Lender on the other, and neither shall participate in Loans made by the other. The obligations of the Partnership and the General Partner Lender to lend to any Health Care Provider shall be several and not joint. The Loan and Co-Loan shall be made at the same time. The General Partner shall fairly and reasonably allocate Loan opportunities between the Partnership and itself or a General Partner Affiliate. In addition, the General Partner Lender must make a Co-Loan with respect to each Loan made to Health Care Providers on the basis hereinafter provided. In any Co-Lending, the portion loaned by the General Partner Lender shall be in an amount determined by the General Partner Lender not to exceed 100% of the Loan made by the Partnership and shall be on the same terms as those applied to the Loan by the Partnership. In addition, at the time each Loan is made to a Health Care Provider, the General Partner shall determine the aggregate amount which will be Co-Loaned by the General Partner Lender with respect to all Loans (including the subject Loan) which were approved by the credit committee of the General Partner at the time of approval of the subject Loan and shall allocate and Co-Lend such amount pro rata among such Loans. Each Loan and Co-Loan shall be pari passu and collections thereof shall be shared to effect pro rata collections thereon.

     Sec. 2.07. RELIANCE BY THIRD PARTIES. Persons dealing with the Partnership are entitled to rely conclusively upon the certificate of the General Partner to the effect that it is then acting as the General Partner, and upon the power and authority of the General Partner as herein set forth.

     Sec. 2.08. EXCULPATION. No Partner and no General Partner Affiliate or Limited Partner Affiliate (as such terms are defined in Sec. 2.06) shall be liable to any Partner or the Partnership for mistakes of judgment or for any action or inaction in connection with the business conducted by the Partnership unless such action or inaction constitutes gross negligence, fraud or willful misconduct of such person or entity. Each Partner, General Partner Affiliate and Limited Partner Affiliate may consult with counsel, accountants and other advisers to the Partnership in respect of Partnership affairs and be fully protected and justified in any action or inaction which is taken in accordance with the advice or opinion of such counsel, accountants or other advisers, provided that they shall have been selected with reasonable care.

     Notwithstanding any of the foregoing to the contrary, the provisions of this Sec. 2.08 shall not be construed so as to relieve (or attempt to relieve) any Partner, General Partner Affiliate or Limited Partner Affiliate of any liability, to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Sec. 2.08 to the fullest extent permitted by law.

     Sec. 2.09.  INDEMNIFICATION.

     (a) To the fullest extent permitted by law, the Partnership shall indemnify and hold harmless each Partner and each General Partner Affiliate and Limited Partner Affiliate and the legal representatives of each of them (herein called an "Indemnified Party") from and against any loss or expense suffered or sustained by an Indemnified Party by reason of the fact that such person is or was a Partner, General Partner Affiliate or Limited Partner Affiliate, including without limitation any judgment, settlement, reasonable attorney's fees and other costs or expenses incurred in connection with the defense of any actual or threatened action or proceeding, provided that such loss or expense resulted from a mistake of judgment on the part of an Indemnified Party or from action or inaction, unless such mistake, action or inaction constituted gross negligence, fraud or willful misconduct, and, with respect to any criminal proceeding, provided that such Indemnified Party had no reasonable cause to believe the conduct of such Indemnified Person was unlawful. The Partnership shall advance to the Indemnified Party reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any action or proceeding which arises out of such conduct. Each Indemnified Party hereby agrees, that in the event such person receives any such advance, such Indemnified Party shall reimburse the Partnership for such fees, costs and expenses to the extent that it shall be determined that such person was not entitled to indemnification under this Sec. 2.09.

     (b) The indemnification provided by this Sec. 2.09 shall not be deemed to be exclusive of any other rights to which each Indemnified Party may be entitled under any agreement, or as a matter of law, or otherwise, both as to action in such Indemnified Party's official capacity and to action in another capacity, and shall continue as to such Indemnified Party who has ceased to have an official capacity for acts or omissions during such official capacity or otherwise when acting at the request of the General Partner and shall inure to the benefit of the heirs, successors and administrators of such Indemnified Party.

     (c) Notwithstanding any of the foregoing to the contrary, the provisions of this Sec. 2.09 shall not be construed so as to provide for the indemnification of an Indemnified Party for any liability when such indemnification would be in violation of applicable law or when such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Sec. 2.09 to the fullest extent permitted by law.

     Sec. 2.10. LOANS TO HEALTHCARE FINANCIAL PARTNERS, INC. The General Partner shall have the authority to provide loans from time to time to HCFP, in an aggregate amount not to exceed $500,000 at any time outstanding. Each such loan shall bear interest on the principal amount thereof payable at maturity at a simple rate equal to eighteen (18%) percent per annum and shall mature and be payable on the first anniversary of the date such loan is made.

                                  ARTICLE III

                        CAPITAL CONTRIBUTIONS, DRAWDOWNS
                               AND DISTRIBUTIONS

     Sec. 3.01. DEFINITIONS. For the purposes of this Agreement, unless the context otherwise requires:

     (a) "Asset Value" means (i) the fair market value of any asset contributed to the Partnership by any Partner determined as of the time of contribution;
(ii) the fair market value on the date of distribution of any asset distributed by the Partnership to any Partner; and (iii) the fair market value of all Partnership property at the happening of any of the following events: (A) the admission of a Partner to, or the increase of an interest of an existing Partner in, the Partnership in exchange for a capital contribution; or (B) the liquidation of the Partnership pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(g).

     (b) "Capital Commitment" means the aggregate amount set forth on Schedule A which each Limited Partner agrees to contribute to the Partnership from time to time pursuant to the terms of this Agreement.

     (c) "Cash Available for Distribution" for any fiscal period means all cash receipts of the Partnership from its operations (other than Principal Payments, income or gain earned on Permitted Investments and interest earned on cash balances) less cash payments disbursed or reserves set aside for Partnership
          ----
Expenses, plus amounts released from reserves. Cash Available for Distribution shall be determined separately for each fiscal quarter and shall not be cumulative.

     (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (e) "Co-Loan" means a loan made by a General Partner Lender in connection with a Loan as permitted by Sec. 2.06(c); and "Co-Lending" shall have a correlative meaning.

     (f) "Commitment Period" means the period commencing on the Initial Funding Date and ending on February 21, 1999, which period may not be extended without the consent of all Limited Partners.

     (g) "Credit and Collateral Report" means a report prepared by the General Partner about the borrower and the Collateral in a format and containing such information to be reasonably agreed between the General Partner and the Limited Partner.

     (h) "Drawdown" means with respect to the Partners collectively a contribution by the Partners to the capital of the Partnership of such amount as shall be determined by the General Partner, at the request of the General Partner in accordance with Sec. 3.03, and means with respect to any one Partner such Partner's proportional share of such Drawdown determined by reference to such Partner's Partnership Percentage.

     (i) "Equity Interests" means warrants, stock and other equity interests received by the Partnership from Health Care Providers.

     (j) "General Partner Affiliate" shall mean the General Partner and each person which is a parent, shareholder, subsidiary, officer, director, employee or agent of the General Partner and each person, directly or indirectly, controlled by, under common control with, or controlling the General Partner.

     (k) "General Partner Lender" shall mean HCFP or any other General Partner Affiliate which is directly or indirectly wholly-owned by HCFP.

     (l) "HCFP" shall mean HealthCare Financial Partners, Inc., a Delaware corporation and the parent of the General Partner.

     (m) "Initial Funding Date" means March 5, 1997.

     (n) "Investment Income" shall mean all interest and other income received through investment of cash balances and/or from Permitted Investments.

     (o) "Limited Partner Affiliate" shall mean any person which is a partner, member, shareholder, parent, subsidiary, affiliate, officer, director, employee or agent of any Limited Partner and each person, directly or indirectly, controlled by, under common control with, or controlling a Limited Partner.

     (p) "Limited Partner Preferred Return" shall mean as of any date an amount equal to a cumulative return of 10% per annum, compounded on a quarterly basis, on the weighted average daily balance of the Limited Partners' Unreturned Capital Contribution, as adjusted from time to time, from the Initial Funding Date to the date in question.

     (q) "Loan Loss Amount" shall mean (i) an amount determined upon liquidation of the Partnership pursuant to Sec. 6.03 with respect to each Loan equal to the difference, if any, between the principal amount of such Loan and the Principal Payments with respect to such Loan and (ii) for Loans purchased under Section 6.02, the difference between the purchase price paid therefor and the sum of the principal thereof plus all accrued and unpaid interest and fees thereon (before any writedowns).

     (r) "Net Income" and "Net Loss" shall mean, for each fiscal year of the Partnership or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately shall be included in taxable income or loss); provided, however, that (a) income exempt from federal income tax shall be treated as taxable income, (b) expenditures described in Section 705(a)(2)(B) of the Code or treated as such expenditures under Treasury Regulation Section 1.704-1(b)(2)(iv)(i) shall be subtracted from taxable income, (c) the difference between the adjusted basis for federal income tax purposes and Asset Value of Partnership property shall be treated as gain or loss upon the happening of an event described in clauses (ii) or (iii) of the definition of "Asset Value" herein, (d) gain or loss resulting from the disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Asset Value of such Partnership property, and (e) items specially allocated under Sec. 3.09 shall not be taken into account.

     (s) "Partnership Percentage" means a percentage set forth in Schedule A for each Partner.

     (t) "Permitted Investments" mean one or more of the following maturing within 30 days:

        (i) obligations of, or guaranteed as to principal and interest by, the United States of America or any agency or instrumentality thereof when such obligations are backed b the full faith and credit of the United States of America;

        (ii) money market funds, federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances with any money center bank; or

        (iii) commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by one or more rating agencies in its highest short-term rating category.

     (u) "Premium" means an amount equal to the greater of (i) 10% of the highest amount of Unreturned Capital Contributions of the Limited Partners outstanding at any time, or (ii) $200,000 pro rated among the Limited Partners according to the maximum amount of capital contributions made by each Limited Partner to the Partnership at any time. For example, if the aggregate Unreturned Capital Contributions outstanding at any point in the time reaches $20 million, then the Premium will be $2 million.

     (v) "Principal Payments" means payments received by the Partnership (i) from a sale or refinancing of, or other realization on, Loans (excluding payments of or with respect to interest) and (ii) of principal of the Loans.

     (w) "Unreturned Capital Contribution" shall mean, with respect to a Partner, the sum of all Drawdowns contributed to the Partnership by such Partner pursuant to Sec. 3.03, reduced (but not below zero) by the sum of all amounts distributed pursuant to Sec. 3.04(a)(ii).

     Sec. 3.02. CAPITAL CONTRIBUTIONS. In order to provide the Partnership with capital to fund the Loans to Health Care Providers and to fund Loans permitted by Sec. 2.10 hereof, each Partner shall make its Capital Commitment available for Drawdowns. No Partner shall be entitled to interest on any capital contributed to the Partnership or to the return thereof except as otherwise provided herein.

     Sec. 3.03.  DRAWDOWNS.

     (a) Each Drawdown shall be made by the General Partner submitting to each Partner a notice of Drawdown at least 10 business days prior to the proposed date of the Drawdown (a "Drawdown Notice"). Such Drawdown Notice shall identify the intended use of the funds to be contributed to the capital of the Partnership as a result of the Drawdown, and the projected timing of the expenditure by the Partnership of such funds. In particular, such Drawdown notice shall specify the Loan(s) proposed to be made, the projected dates of such Loan(s) and the amount of Loans to be outstanding if the proposed Loans are made.

     (b) All contributions to the capital of the Partnership made in conjunction with any Drawdown shall be in cash, made by wire transfer to a bank account in the name of the Partnership specified in the Drawdown Notice by the General Partner.

     (c) Drawdowns may not be requested by the General Partner in an amount materially in excess of expenditures by the Partnership reasonably projected by the General Partner to be made within 15 days of the date of the Drawdown, which shall be subject to verification at the request of any Limited Partner. A Drawdown requested by the General Partner may not exceed the available Capital Commitments. If there are available Capital Commitments at the end of the Commitment Period, no further Drawdowns may be requested by the General Partner and the Partners shall have no further obligation to fund Drawdowns, other than those duly requested prior to the end of the Commitment Period.

     Sec. 3.04.  DISTRIBUTIONS.

     (a) Prior to dissolution and liquidation of the Partnership, the Partnership shall make distributions as follows:

        (i) Within 15 business days following the end of each calendar month, the General Partner shall determine the amount of Cash Available for Distribution for such month and shall distribute such amount in the following order of priority: (A) first, 100% to the Limited Partners (pro rata in accordance with their respective Partnership Percentages) until each Limited Partner shall have received its Preferred Return as of such date; (B) second, 100% to the General Partner until the General Partner shall have received distributions equal to 25% of the amount distributed to the Limited Partners pursuant to (A); and (C) third, 80% of such amount among the Limited Partners pro rata in accordance with their respective Partnership Percentages and 20% of such amount to the General Partner.

        (ii) Within 15 business days following the end each calendar month, Principal Payments received by the Partnership in such month which are not reinvested pursuant to the terms of Sec. 3.07 (or if reinvested, amounts received upon the maturity or repayment of such reinvestment excluding the portion representing Investment Income) shall be distributed among the Partners pro rata in accordance with their respective Partnership Percentages.

        (iii) Within 30 days following the end of each calendar month, Investment Income received during shall month shall be distributed among the Limited Partners pro rata in accordance with their respective Partnership Percentages.

     (b) Upon dissolution and liquidation of the Partnership, the assets of the Partnership shall be distributed in accordance with Sec. 6.03.

     Sec. 3.05.  CAPITAL ACCOUNTS; WITHDRAWALS.

     (a) An individual capital account shall be maintained on the books and records of the Partnership for each Partner in accordance with the provisions of Treasury Regulations Section 1.704-1(b) or, if such regulations are amended, replaced or superseded, in accordance with any applicable successor rules or regulations. Each Partners' capital account shall be:

        (i) increased by (A) the amount of money contributed by it to the Partnership, (B) the Asset Value of property contributed by it to the Partnership (net of liabilities securing such contributed property that the Partnership assumes or takes subject to) and (C) allocations to it of Net Income of the Partnership; and

        (ii) decreased by (A) the amount of money distributed to it by the Partnership, (B) the Asset Value of property distributed to it by the Partnership (net of liabilities securing such distributed property that such Partner assumes or takes subject to), and (C) allocations of Net Loss of the Partnership.

     (b) Except as provided in Articles 3 and 6 and as otherwise provided in this Agreement, no Partner may withdraw capital from the Partnership without the consent of the General Partner. The General Partner must at all times maintain its capital account equal to at least 1% of the aggregate capital accounts of all Partners.

     Sec. 3.06. RESERVES. The General Partner may set aside any portion or all of any capital contributions as reserves if the General Partner reasonably determines that such reserves are required for the proper operation of the Partnership's business. The General Partner may add to any reserve established upon its reasonable determination that such reserves are required and shall release funds from such reserves at such time as they are no longer reasonably required. For so long as any reserves have been established by the General Partner, it shall report to the Limited Partners at least once each month the amount of such reserves and the projected use and need for such reserves. Such reserves shall be invested and held in the name of the Partnership in Permitted Investments.

     Sec. 3.07. REINVESTMENT. Prior to the end of the Commitment Period, the Partnership may reinvest Principal Payments received on Loans pursuant to the terms of this Agreement, but only to the extent such amounts are so reinvested in Loans within 15 days of receipt of such Principal Payments.

     Sec. 3.08.  ALLOCATION OF INCOME AND LOSS FOR TAX PURPOSES.

     (a)  Investment Income.  For each fiscal year, an amount of Partnership
          -----------------
income, whether net or gross, equal to the distributions made to the Partners pursuant to Sec. 3.04(a)(iii) shall be allocated to the Partners in accordance with their Partnership Percentages. Any amount allocated under this Sec. 3.08(a) for any fiscal year shall be deducted from Net Income or Net Loss for such fiscal year for the purpose of making the remaining allocations under this Sec. 3.08.

     (b)  Net Income.  After giving effect to the special allocations set forth
          ----------
in Sec. 3.09 hereof, Net Income for any fiscal year shall be allocated in the following order and priority:

        (i) First, to the Partners in accordance with their Partnership Percentages until the cumulative Net Income allocated pursuant to this Sec. 3.08(b)(i) equals the cumulative Net Losses allocated pursuant to Sec. 3.08(c)(iii) hereof for all prior periods;

        (ii) Second, to the Partners in accordance with their Partnership Percentages until the cumulative Net Income allocated pursuant to this Sec. 3.08(b)(ii) equals the cumulative amount of distributions paid to the Partners under Sec. 3.04(a)(i)(A);

        (iii) Third, to the General Partner until the excess of the cumulative Net Income allocated pursuant to this Sec. 3.08(b)(iii) over the cumulative Net Loss allocated pursuant to Sec. 3.08(c)(ii) hereof for all prior periods, equals the cumulative amount of distributions paid to the General Partner under to Sec. 3.04(a)(i)(B); and

        (iv) Fourth, the balance of any Net Income shall be allocated 20% to the General Partner and 80% to the Limited Partners pro rata in accordance with their Partnership Percentages.

     (c) Net Loss.  After giving effect to the special allocations set forth in
         --------
Sec. 3.09 hereof, Net Loss for any fiscal year shall be allocated in the following order and priority:

        (i) First, 80% of Net Loss shall be allocated to the Limited Partners pro rata in accordance with their Partnership Percentages and 20% of Net Loss shall be allocated to the General Partner until the amount of cumulative Net Loss allocated under this Sec. 3.08(c)(i) equals the cumulative Net Income allocated under Sec. 3.08(b)(iv) for all prior periods;

        (ii) Second, any Net Loss remaining after the allocations under Sec. 3.08(c)(i) shall be allocated to the General Partner until the amount of cumulative Net Loss allocated under this Sec. 3.08(c)(ii) equals the cumulative Net Income allocated to the General Partner under Sec. 3.08(b)(iii) for all prior periods; and

        (iii)  Third, any Net Loss remaining after the allocations under
     Section 3.08(c)(i) and (ii) shall be allocated to the Partners pro rata in accordance with their Partnership Percentages.

     (d) Distributions Within 30 Days after Close of Fiscal Year.  For purposes
         -------------------------------------------------------
of this Section 3.08, any distributions made to the Partners within thirty (30) days after the close of a fiscal year, which relate to income or gain of the Partnership recognized during such prior fiscal year, shall be treated as being made during such prior fiscal year instead of the fiscal year in which such distributions are actually made.

     (e) Compliance With 704 Regulations. Allocations under this Sec. 3.08 shall
         -------------------------------
be made pursuant to the principles of Code Sections 704(b) and 704(c) and in conformity with the Treasury Regulations promulgated thereunder.
Notwithstanding anything to the contrary in this Sec. 3.08, the General Partner shall be allocated for federal income tax purposes at least 1% of the income, deduction, gain or loss of the Partnership for the taxable year and the amounts otherwise allocable in any taxable year to the other Partners shall be reduced, proportionately, by an amount necessary for the General Partner to receive an appropriate allocation of 1% of the income, deduction, gain or loss of the Partnership, as the case may be.

     Sec. 3.09. SPECIAL ALLOCATIONS. Notwithstanding Sec. 3.04 and Sec. 3.08 hereof, it is the intent of the Partners that allocations of net income, gain and loss (or items thereof) of the Partnership shall be made in a manner which complies with the provisions of Sections 704(b) and 704(c) of the Code and the Treasury Regulations thereunder and reflects the Partners' interests in the Partnership as determined under Treasury Regulations Section 1.704-1(b)(3). In furtherance of the foregoing, the General Partner is authorized and directed to allocate income, gain, loss or deduction in a manner which is inconsistent with Sec. 3.08 hereof to the extent necessary to comply with Sections 704(b) and 704(c) of the Code and the Treasury Regulations thereunder. In this regard, (i) items of net loss and deduction attributable to Partner Nonrecourse Debt (as defined in the 704(b) Regulations) shall be allocated as provided in the 704(b) Regulations; (ii) if, in any period, there is a net decrease in the amount of the Partnership's Minimum Gain (as defined in the 704(b) Regulations), or in the amount of Minimum Gain attributable to Partner Nonrecourse Debt (as defined in the 704(b) Regulations), then the Partners shall be allocated items of income or gain for such period and subsequent periods to the extent and in the manner provided in Treasury Regulations Sections 1.704-2(f) and 1.704-2(i)(4) as Minimum Gain Chargebacks (as defined in the 704(b) Regulations); (iii) the Partnership shall make such allocations of income as shall be required by a Qualified Income Offset provision (as defined in the 704(b) Regulations) as described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d); and (iv) in no event shall net losses or deductions be allocated to a Partner if such allocation would result in such Partner having a Qualified Income Offset amount.

     The allocations set forth in this Sec. 3.09 (the "Regulatory Allocations") are intended to comply with certain requirements of Regulations Sections 1.704-1(b) and 1.704-2. The Regulatory Allocations may not be consistent with the manner in which the Partners intend to make Partnership distributions. Accordingly, notwithstanding the other provisions of this Article III, but subject to the Regulatory Allocations, the General Partner is hereby directed to reallocate items of income, deduction, gain or loss (or items thereof) among the Partners so as to eliminate the effect of the Regulatory Allocations and thereby cause the respective amounts distributed to the Partners to be the amounts (or as close thereto as possible) that would have been distributed if such items of income, deduction, gain or loss had been allocated without reference to the Regulatory Allocations. In general, the Partners anticipate that this will be accomplished by specially allocating other items of income, deduction, gain or loss among the Partners so that the net amount of the Regulatory Allocations and such special allocations to each such Partner is zero. The General Partner shall have discretion to accomplish this result in any reasonable manner.


                                   ARTICLE IV

                ADMISSION AND WITHDRAWALS OF PARTNERS; TRANSFERS

     Sec. 4.01. ADMISSION OF ADDITIONAL LIMITED PARTNERS. From time to time with the consent of the Limited Partners, the General Partner may admit additional Limited Partners.

     Sec. 4.02. WITHDRAWALS OF PARTNERS. No Partner may withdraw from the Partnership except upon dissolution of the Partnership as set forth in Sec. 6.01.

     Sec. 4.03. TRANSFERS. A Limited Partner may transfer its interest in the Partnership; provided, however, that no transferee of such interest shall be
             --------  -------
admitted to the Partnership as a substituted Limited Partner unless (a) the General Partner consents to such admission, which consent it shall not unreasonably withhold, and (b) the transferee becomes a party to this Agreement and agrees to be bound by all of its terms and conditions (including, without limitation, restrictions on further transfers of such interest), assumes all debts and obligations of the transferor to the Partnership with respect to the transferred interest and provides such further written assurances relating to the foregoing as the General Partner may reasonably request. The General Partner may transfer its interest in the Partnership only with the unanimous consent of, and upon such terms and conditions as determined by, the Limited Partners.

                                   ARTICLE V

                   REPRESENTATIONS, WARRANTIES AND COVENANTS

     Sec. 5.01. REPRESENTATIONS OF THE GENERAL PARTNER. The General Partner represents and warrants to each Limited Partner as follows:

     (a) Existence and Authority. The General Partner is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction set forth opposite its name on Schedule A, and is a wholly-owned subsidiary of HCFP. It has the corporate power and authority to make, execute, deliver and perform this Agreement, and this Agreement has been duly authorized and approved by all required corporate action of it. This Agreement is a valid and binding obligation of the General Partner enforceable against it in accordance with its terms.

     (b) No Restrictions. The execution and delivery of this Agreement by the General Partner and the consummation of the transactions contemplated hereby
(i) will not violate any provision of the organizational documents of the General Partner, (ii) will not violate any statute, rule, regulation, order or decree by which the General Partner or any of its properties are bound or require any notice to or filing with or authorization, consent or approval of any public body or authority and (iii) will not result in a violation or breach of, or constitute a default under, any license, franchise, permit, indenture, agreement or other instrument to which the General Partner is a party, or by which the General Partner or any of its properties is bound, excluding from the foregoing clauses (ii) and (iii) violations, breaches or defaults which, either individually or in the aggregate, would not prevent the General Partner from performing its obligations under this Agreement or consummation of the transactions contemplated by this Agreement and excluding from the foregoing clause (ii) notices, filings, authorizations, consents and approvals which have been given, made or obtained and are in full force and effect or the failure of which to give, make or obtain would not, individually and in the aggregate, have an adverse effect on the business or condition (financial or otherwise) or results of operation of the General Partner or adversely affect the ability of the General Partner to perform its obligations under this Agreement or consummate the transactions contemplated by this Agreement.

     (c) No Partnership Disabling Event. None of the General Partner, John K. Delaney nor Ethan D. Leder is subject to any of the Partnership Disabling Events specified in Sec. 6.01.

     Sec. 5.02. COVENANTS OF THE GENERAL PARTNER. The General Partner shall comply with all laws and regulations applicable to the conduct of the Partnership's business, including, but not limited to, obtaining and maintaining all required licenses and/or authorizations to conduct such business. The General Partner shall also file in a timely manner all required license renewal forms and shall pay in a timely manner all required license renewal fees. The General Partner shall comply with the orders of all governmental authorities and shall cooperate with such governmental authorities so as to maintain the Partnership's ability to transact its business.

     Sec. 5.03. REPRESENTATIONS OF THE LIMITED PARTNERS. Each Limited Partner individually represents and warrants to the General Partner as follows:

     (a) Existence and Authority. If such Limited Partner is a corporation, partnership or limited liability company, such Limited Partner is duly organized, validly existing and in good standing under the laws of the jurisdiction set forth opposite the name of such Limited Partner in Schedule A; if such Limited Partner is an individual, such Limited Partner is a resident of the jurisdiction set forth opposite the name of such Limited Partner in Schedule
A. Such Limited Partner has the authority to make, execute, deliver and perform this Agreement and this Agreement has been duly authorized and approved by all required action of such Limited Partner. This Agreement has been duly executed and delivered on behalf of such Limited Partner and constitutes the valid and binding obligation of such Limited Partner enforceable against it in accordance with its terms.

     (b) No Restrictions on the Limited Partners. The execution and delivery of this Agreement by such Limited Partner and the consummation of the transactions contemplated hereby (i) will not violate any statute, rule, regulation, order or decree of or require any notice to or filing with or authorization, consent or approval of any governmental body or authority by which such Limited Partner or any of the properties of such Limited Partner are bound and (ii) will not result in a violation or breach of, or constitute a default under, any license, franchise, permit, indenture, agreement or other instrument to which such Limited Partner or any of its properties is bound, excluding from the foregoing violations, breaches or defaults which either individually or in the aggregate, would not have an adverse effect on the business or condition (financial or otherwise) or results of operations of such Limited Partner or adversely affect the ability of such Limited Partner to consummate the transactions contemplated hereby and excluding from the foregoing clause (i) notices, filings, authorizations, consent and approvals which have been given, made or obtained and are in full force and effect or which the failure to give, make or obtain would not, individually or in the aggregate, have an adverse effect on the business or condition (financial or otherwise) or results of operations of such Limited Partner or adversely affect the ability of such Limited Partner to consummate the transactions contemplated by this Agreement.

                                   ARTICLE VI

                    DURATION AND TERMINATION OF PARTNERSHIP

     Sec. 6.01. DURATION AND DISSOLUTION OF PARTNERSHIP. The Partnership shall continue to operate until the earliest of the following dates: (i) the end of the Commitment Period, or (ii) the date on which a Partnership Disabling Event, defined below, occurs.

     For purposes of the foregoing, a Partnership Disabling Event shall occur:

        (i) upon any date on which it becomes unlawful for the Partnership to engage in the business of making or holding Loans to Health Care Providers;

        (ii) upon the mutual consent of the General Partner and Limited Partners having capital accounts the aggregate value of which exceeds 50% of the value of all Limited Partner capital accounts;

        (iii) when the General Partner becomes insolvent, enters into any bankruptcy proceedings whether voluntary or involuntary (unless dismissed within 60 days thereafter), makes an assignment for the benefit of creditors or is liquidated, wound-up or otherwise loses its legal existence;

        (iv) when the General Partner fails to obtain by the date of the first Drawdown, or thereafter loses or has suspended or materially restricted, any license or authorization (whether express or implied) required for the transaction of the Partnership's business, which failure, loss, suspension or restriction has a material adverse effect on the Partnership's business;

        (v) when during the Commitment Period, either John K. Delaney or Ethan
     D. Leder ceases to be a principal of the General Partner or is otherwise no longer involved substantially in performing the duties of the General Partner hereunder, dies, is materially disabled, becomes insolvent, enters into any bankruptcy proceeding or makes an assignment for the benefit of credit;

        (vi) when (x) either John K. Delaney or Ethan D. Leder becomes the subject of any civil, criminal or administrative proceeding or investigation involving allegations or charges of fraud or violations of law and (y) Limited Partners having capital accounts the aggregate value of which exceeds 50% of the value of the capital accounts of all Limited Partners elect, at least three months following the commencement of such a proceeding or investigation and while such proceeding or investigation is ongoing, to dissolve the Partnership; or

        (vii) upon the sale of all or substantially all of the Partnership's assets.

     Upon the occurrence of a Partnership Disabling Event, the Partnership shall be wound up, unless, within 30 days after the occurrence of such Partnership Disabling Event, the remaining Partners owning a majority of the profits interests and a majority of the capital interests agree in writing to continue the business of the Partnership. The Partnership shall not be wound up upon the withdrawal, death, permanent disability, adjudication of incompetency, dissolution, termination or bankruptcy of any Limited Partner.

     Sec. 6.02. ACQUISITION OF PARTNERSHIP ASSETS. Upon the dissolution of the Partnership as provided in Sec. 6.01 or any time prior thereto, the General Partner shall have the option prior to liquidation of the Partnership pursuant to Sec. 6.03, to acquire all of the Loans (but not less than all of such Loans) from the Partnership upon the terms set forth in this Sec. 6.02. Such option may be exercised by the General Partner by giving written notice thereof to the Limited Partners at least thirty (30) days prior to the proposed purchase date and in any event no later than thirty (30) days following the date of dissolution of the Partnership and by paying to the Partnership on the proposed purchase date (which shall be no later than sixty (60) days following the date of such dissolution) as the purchase price for such Loans an amount equal to 100% of the book value of such Loans. The purchase price shall be paid in cash and shall be distributed upon liquidation of the Partnership pursuant to the terms of Sec. 6.03. "Book Value" shall mean: (i) for each Loan (if any) which has been written down in accordance with the Loan Grading Policy attached as Schedule C, the General Partner's good faith determination of the net realizable value (as of the date of purchase) of the Loan and of interest and fees thereon as accrued through the date of payment of the purchase price and (ii) for all other Loans, and the full principal amount outstanding plus all interest and fees accrued thereon through the date of payment of the purchase price. Section 6.06(b) shall apply to all Loans purchased under this Section 6.02 which have been written down.

     Sec. 6.03. LIQUIDATION OF PARTNERSHIP. Upon the dissolution of the Partnership as provided in Sec. 6.01, unless the Partnership is continued pursuant to Sec. 6.01, the General Partner (or at the election of the Limited Partners, a Limited Partner chosen by Limited Partners owning a majority of the profit interests and a majority of the capital interests (or its designee) if the General Partner has withdrawn or suffered a Partnership Disabling Event), shall (x) liquidate the Partnership's assets and wind up its affairs and (y) out of Partnership assets, shall pay first the expenses of winding up, liquidation and dissolution of the Partnership, and thereafter all of the remaining assets of the Partnership shall be distributed in the following order:

     (a) to creditors, in the order of priority as provided by law;

     (b) with respect to all amounts constituting Investment Income, to the Partners in accordance with their Partnership Percentages;

     (c) with respect to all amounts other than Investment Income, to the Partners to the extent of their Unreturned Capital Contributions; and

     (d) any balance, to the Partners as provided in Section 3.04(a)(i) as if all such assets constitute Cash Available for Distribution.

     Notwithstanding the foregoing, in-kind distributions of Loans owned by the Partnership shall not be made in the course of liquidating the Partnership. If, at the time of dissolution, the Partnership holds Loans, the General Partner shall promptly attempt to sell such Loans for cash consideration, such sales to be made to the General Partner as provided in Section 6.02, or to non-affiliated third parties on a prudent basis to maximize the value of such assets. With respect to Equity Interests owned by the Partnership, the General Partner shall determine in its discretion on a prudent basis at the time of dissolution which Equity Interests to sell at such time, which Equity Interests to hold for later sale and which Equity Interests to distribute in-kind. Sales of Equity Interests shall be made to non-affiliated third parties on a prudent basis to maximize the value of such assets. Equity Interests which are not sold or are held for later sale shall be distributed pro rata as provided in this Sec. 6.03 in-kind in the course of liquidating the Partnership.

     The winding up and liquidation of the Partnership shall not be concluded until all of the amounts payable to the Partnership in respect of such Loans and Equity Interests (other than Equity Interests which the General Partner has decided to distribute in kind) have been received by the Partnership.

     Sec. 6.04. RIGHT TO RECEIVE EQUITY OWNERSHIP. If a successor to the business of the Partnership is created through (i) a sale of all or substantially all of the assets of the Partnership to a person or entity other than the General Partner or General Partner Lender (a "third party") whether before, during or in connection with the dissolution and liquidation of the Partnership, (ii) a sale of all or substantially all of the assets of the Partnership to a third party by the General Partner or a General Partner Affiliate within 180 days following the acquisition of such assets by the General Partner or a General Partner Affiliate, (iii) a sale of the General Partner, or of interests therein, or a sale of any General Partner Affiliate which has acquired (directly or indirectly) the business of the Partnership as a whole or substantially all of the assets of the Partnership within 180 days following the acquisition of such business or assets, or a sale of the Partnership business as a whole, or all or substantially all of its assets, to a third party, whether by sale of assets, the issuance or sale of stock, merger, consolidation or otherwise, or (iv) any similar transaction then the Limited Partners shall be entitled to receive (and it shall be a condition of such transaction) an ownership interest in the third party at the time of such transaction equal to 10% of the equity of the third party which is not owned by HCFP or a wholly-owned subsidiary of HCFP. Anything herein to the contrary notwithstanding, the provisions of this Section 6.04 shall not apply to any sale of all or substantially all of the assets of HCFP to a third party or to a merger or consolidation of HCFP into or with any third party.

     Sec. 6.05. OBLIGATION TO PAY PREMIUM. Upon dissolution and liquidation of the Partnership, the General Partner shall pay from its own assets to the Limited Partners, an amount equal to the Premium, such payment to be made within 30 days of dissolution of the Partnership. For avoidance of doubt: (i) the obligations to pay the Premium is an obligation of (and shall be paid by) the General Partner and is not an obligation of (and shall not be paid by) the Partnership; and (ii) payment of the Premium is independent and separate from the payments to be made and received under Secs. 6.04 and 6.06.

     Sec. 6.06. SPECIAL PROVISIONS FOR LOAN LOSSES. (a) If, following distribution of the Partnership assets pursuant to Sec. 6.03, the Limited Partners shall not have received in full both their Unreturned Capital Contributions and their Limited Partner Preferred Return then the General Partner shall be required to pay to the Partnership for distribution among the Limited Partners, to the extent of distributions previously received by the General Partner pursuant to Sec. 3.04(a)(i) and Sec. 6.03(d), an amount equal to the amount necessary such that the Limited Partners shall each have received 100% of their Unreturned Capital Contributions plus 100% of their Limited Partner Preferred Return. Anything herein to the contrary notwithstanding, the obligation of the General Partner to pay such amounts to the Limited Partners shall not exceed the aggregate distributions received by the General Partner pursuant to Sec. 3.04(a)(i) and Sec. 6.03(d).

     (b) The General Partner or General Partner Affiliate, as applicable, shall use good faith efforts to collect and recover any Loan Loss Amount. Notwithstanding any other term of this Agreement to the contrary, payments received on Loans which are in default, or which have been written down or are graded category 3 or higher will be deemed (for purposes of this Agreement) to be first payments of principal and then payments of interest and fees. If any General Partner Affiliate recovers any Loan Loss Amount (whether before or after dissolution and liquidation of the Partnership), then such amount shall be distributed to the Partners so as to effect the distributions which would have been made to the Partners if there had never been any Loan Loss with respect to such Loans. This Section shall survive termination of the Partnership.

                                  ARTICLE VII

                        TAX RETURNS; REPORTS TO PARTNERS

     Sec. 7.01. FILING OF TAX RETURNS. The General Partner shall timely cause the Partnership to pay all taxes owed by it and shall prepare and file, or cause the accountants of the Partnership to prepare and file, a Federal information tax return in compliance with Section 6031 of the Code and any required state and local income tax and information returns for each tax year of the Partnership.

     Sec. 7.02.  REPORTS TO CURRENT AND FORMER PARTNERS.

     (a) Within 15 business days after the end of each calendar month, the General Partner shall prepare and mail to each Partner a report setting forth as of the end of the such calendar month (i) the value of the assets and liabilities of the Partnership and each Partner's proportional interest therein, along with a statement of the value as of or through such date of: Drawdowns, cash deposits and Permitted Investments, Unreturned Capital Contributions, capital account balances, Principal Payments, Cash Available for Distribution and earnings on cash deposits and Permitted Investments and (ii) the amount of each Loan, the amount of each Co-Loan made in connection therewith, and a list of all Loans rated in Category 3 or higher. In addition, such report shall include the information with respect to borrowings by the Partnership specified in Schedule B attached hereto.

     (b) Within 30 days after the end of each fiscal year, the General Partner shall prepare and mail, or cause the accountants of the Partnership to prepare and mail, to each Partner and, to the extent necessary, to each former Partner (or his legal representative), a report setting forth in sufficient detail such information as shall enable such Partner or former Partner (or his legal representative) to prepare his federal income tax return in accordance with the laws, rules and regulations then prevailing (including, without limitation, Partnership K-1's).

     (c) The books and records of the Partnership shall be audited by its accountants as of the end of each fiscal year of the Partnership. Within 60 days after the end of each fiscal year, the Partnership shall prepare and mail to each Partner, together with the report thereon of the Partnership's accountants, the audited financial statements of the Partnership, including the Partnership's year-end balance sheet, income statement, statement of cash flows and statement of capital account balances. The Partnership's accountants shall be Ernst & Young, unless agreed to otherwise by the General Partner and Limited Partners having capital accounts the aggregate value of which exceeds 50% of the value of all Limited Partner capital accounts. All books and records of the Company, financial statements and reports (including without limitation those referred to in this Section 7.02) shall be maintained and prepared in accordance with generally accepted accounting principles consistently applied.

     (d) The General Partners shall provide to the Limited Partners such other reports and information concerning the Partnership as the Limited Partners may reasonably request.

     Sec. 7.03. TAX MATTERS PARTNER. The General Partner shall be designated on the Partnership's annual federal information tax return as the Tax Matters Partner of the Partnership for purposes of Section 6231(a)(7) of the Code. Each person (for purposes of this Sec. 7.03, called a "Pass-Thru Partner") that holds or controls an interest as a Limited Partner on behalf of, or for the benefit of another person or persons, or which Pass-Thru Partner is beneficially owned (directly or indirectly) by another person or persons shall, within 30 days following receipt from the Tax Matters Partner of any notice, demand, request for information or similar document, convey such notice or other document in writing to all holders of beneficial interests in the Partnership holding such interests through such Pass-Thru Partner. In the event the Partnership shall be the subject of an income tax audit by any federal, state or local authority, to the extent the Partnership is treated as an entity for purposes of such audit, including administrative settlement and judicial review, the Tax Matters Partner shall be authorized to act for and its decision shall be final and binding upon, the Partnership and each Partner thereof; provided, however, that if the
                                          --------  -------
resolution of such audit may have a material adverse effect on any Limited Partner, the Tax Matters Partner shall not finally resolve such audit without the written consent of such Limited Partner.

                                  ARTICLE VIII

                                 MISCELLANEOUS

     Sec. 8.01. GENERAL. This Agreement: (a) shall be binding on the executors, administrators, estates, heirs, legal successors and representatives of the Partners; and (b) may be executed, through the use of separate signature pages or in any number of counterparts with the same effect as if the parties executing such counterparts had all executed one counterpart; provided, however,
                                                              --------  -------
that each such counterpart shall have been executed by the General Partner and that the counterparts, in the aggregate, shall have been signed by all of the Partners.

     Sec. 8.02. POWER OF ATTORNEY. Each of the Limited Partners hereby appoints the General Partner, or any Partner or Partners then acting as the

General Partner, with power of substitution as his true and lawful representative and attorney-in-fact, in his name, place and stead to make, execute, sign, acknowledge, swear to and file:

     (a) any and all instruments, certificates, and other documents which may be deemed necessary or desirable to effect the winding-up and termination of the Partnership;

     (b) any business certificate, fictitious name certificate, amendment thereto, or other similar instrument or document of any kind necessary or desirable to accomplish the business, purpose and objectives of the Partnership, or required by any applicable federal, state or local law; and

     (c) all amendments or modifications to the Agreement to the extent made in accordance with Sec. 8.03 hereof.

     The power of attorney hereby granted by each of the Partners is coupled with an interest, is irrevocable, and shall survive, and shall not be affected by, the subsequent death, disability, incapacity, incompetency, termination, bankruptcy or insolvency of such Partner.

     Sec. 8.03. AMENDMENTS TO PARTNERSHIP AGREEMENT. The terms and provisions of this Agreement may only be modified or amended at any time and from time to time with the written consent of the General Partner and all of the Limited Partners.

     Sec. 8.04. CHOICE OF LAW. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware and, without limitation thereof, that the Act as now adopted or as may be hereafter amended shall govern this Agreement.

     Sec. 8.05. NOTICES. Each notice or other communication relating to this Agreement shall be in writing and delivered in person, by a recognized overnight delivery service, by telecopier or by U.S. mail. All such communications to the Partnership shall be addressed to its principal office and place of business. All such communications addressed to a Partner (or his legal representative) shall be addressed to such Partner at the address set forth on Schedule A. Any Partner may designate a new address by notice to that effect given to the Partnership. Unless otherwise specifically provided in this Agreement, a notice shall be deemed to have been effectively given when mailed by registered or certified mail to the proper address or delivered in person.

     Sec. 8.06 HEADINGS. The titles of the Articles and the headings of the Sections of this Agreement are for convenience of reference only, and are not to be considered in construing the terms and provisions of this Agreement.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date first set forth above.


GENERAL PARTNER:                               LIMITED PARTNERS:

HCFP FUNDING II, INC.                   HEALTHPARTNERS INVESTORS II, LLC


By:                                     By:  Farallon Capital Management, LLC
   --------------------------------          as its Managing Member

                                        By:
                                            -----------------------------------

                                   SCHEDULE A

                              SCHEDULE OF PARTNERS



                                     PART I

                                GENERAL PARTNER

                                                         Partnership   Capital
General Partner                            Jurisdiction  Percentage   Commitment
---------------                            ------------  -----------  ----------
HCFP Funding II, Inc.                      Delaware           1%       $202,020
2 Wisconsin Circle
Suite 320
Chevy Chase, Maryland    20815
Attn:  John K. Delaney, President and CEO



                                    PART II

                                LIMITED PARTNERS

                                                       Partnership  Capital
Limited Partners                        Jurisdiction   Percentage   Commitment
----------------                        ------------   ----------   -----------
HealthPartners Investors II, LLC         Delaware          99%      $20,000,000
c/o Farallon Capital Management, LLC
One Maritime Plaza
Suite 1325
San Francisco, California  94111
Attn:  Jason Fish
cc:    Mark Wehrly, Esq.

                                   SCHEDULE B

                               BORROWING SCHEDULE


The Partnership may borrow on a 2:1 debt to equity basis with respect to all Unreturned Capital Contributions.

                                   SCHEDULE C

                              LOAN GRADING POLICY


    Loans will be measured on a scale of 1 to 6. The system is intended to reflect the performance of the borrower's business as well as the collateral coverage of the loan and other factors considered relevant. Each loan is evaluated by the respective lending officer and the Credit Committee based on the financial performance of the borrower and other borrower-specific risk factors that may include management quality, capitalization, collateral coverage, value of intangible assets and availability of working capital. All new loans are assigned a grade of 3 for a period of six months in the absence of an extraordinary event during that period. After the initial six months, loans are assigned a grade of 1 to 6. Thereafter, all loans are reviewed and graded on at least a quarterly basis.

    Loans with a grade 1 involve the least amount of risk, as the borrower is performing well above expectations financially, and other risk factors are clearly favorable. Loans with a grade 2 involve low risk, as the borrower is performing above expectations financially and the majority of risk factors are favorable. Loans with a grade 3 involve an acceptable risk, as the borrower is performing as expected financially and the other risk factors are generally favorable.

    Loans with a grade 4, while still involving an acceptable level of risk, require additional attention from the lender. A loan with a grade 4 typically involves a borrower that is performing marginally below expectations, and the existence of short term trends or negative events that have created some concern. However, other risk factors are favorable. Loans in this category require a proactive action plan to be executed by the borrower's management and monitored by the lender. A grade 4 is considered to be a temporary rating (generally no longer than six months) that will result in either an upgrade or downgrade. The loan is usually serviced by the lending officer or sometimes by a member of the workout area.

    Loans with a grade 5 involve greater than an acceptable level of risk. The borrower is performing substantially below expectations financially and negative trends persist. Other risk factors are marginal and the execution of an action plan is critical to the long term viability of the borrower. The loan may be in default, and interest is probably not being accrued, but lender's management believes the borrower's management is capable of executing a plan to return the borrower to an acceptable risk level.

    Loans with a grade 6 involve an unacceptable level of risk with substantial probability of loss. The borrower has grossly failed to perform financially over an extended period and other unacceptable risk factors exist. Lender may assume management control of the borrower and in such case will most likely be responsible for executing an action plan to return the borrower to a satisfactory risk level or to liquidate the borrower or its collateral. Interest is not being accrued, and lender has charged off or fully expects to charge off some part of the loan.

    Loans graded 5 or 6 are placed on the Credit Watch List and are serviced by a member of the lender's workout area.

                                   GUARANTY
                                   --------


          WHEREAS, HealthCare Financial Partners, Inc. ("HCFP") proposes to form a limited partnership (the "Partnership") pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act to be known as HealthCare Financial Partners - Funding II, L.P.; and

          WHEREAS, the general partner of the Partnership will be HCFP Funding II, Inc., a Delaware corporation and a wholly-owned subsidiary of HCFP (the "General Partner"); and

          WHEREAS, HealthPartners Investors II, LLC, a Delaware limited liability company (the "Limited Partner") of which Farallon Capital Management, LLC is the Managing Member, proposes to become a limited partner of the Partnership; and

          WHEREAS, the Limited Partner is not willing to become a limited partner of the Partnership unless HCFP guarantees the obligations of the General Partner as herein set forth;

          NOW, THEREFORE, in order to induce the Limited Partner to become a limited partner of the Partnership, HCFP hereby covenants and agrees with the Limited Partner and represents and warrants to the Limited Partner as follows:

          1. Guarantee of Obligations. HCFP hereby unconditionally and irrevocably guarantees to the Limited Partner the full and prompt payment and performance by the General Partner of all of its duties, responsibilities and obligations ("Obligations") under the Limited Partnership Agreement dated February 21, 1997, among the General Partner and the Limited Partner (the "Limited Partnership Agreement") including, but not limited to, (i) the payment to the Limited Partner of the Premium provided for in Section 6.05 of the Limited Partnership Agreement; (ii) the obligation of the General Partner, if any, to pay to the Partnership amounts previously received by it if required pursuant to the terms of Section 6.06 of the Limited Partnership Agreement; and
(iii) the obligation under Section 6.04.

          The Obligations of HCFP under this Agreement constitute an absolute, unconditional present and continuing irrevocable guaranty of payment and performance and not merely of collectability. HCFP guarantees that the Obligations will be paid and performed strictly in accordance with their terms regardless of any law, regulation, order, condition, or event which might relieve the General Partner from any such Obligations (including without limitation, any amendment to the Limited Partnership Agreement or to any Obligation each of which the HCFP hereby consents to in advance). The Obligations shall be paid in full without any set-off, reduction or counterclaim of any kind and shall not be released, discharged or in any way affected by any circumstances or condition of any nature but shall remain in full force and effect until irrevocably and indefeasibly performed in full. If the Obligations may not be enforced or accelerated because of the insolvency or bankruptcy of the General Partner, the Obligations may nevertheless immediately be accelerated and enforced in full against HCFP hereunder. The Obligations may be enforced directly against HCFP without first proceeding in any way against the General Partner and HCFP hereby waives presentment, protest, demand for payment, promptness, diligence, notice of protest, notice of any other action and any time taken or omitted by the Limited Partner and generally all demands and notices of every kind in connection with the Obligations. HCFP shall not be subrogated, in whole or in part, to the rights of the Limited Partner against the General Partner under the Limited Partnership Agreement until the indefeasible payment in full of the Obligations. If any payment received by Limited Partner is rescinded or must be returned, HCFP's obligations hereunder shall survive and be reinstated until such amounts have been indefeasibly received in full. The Obligations include all costs of collection (including reasonable attorneys' fees). Upon the failure of the General Partner to make any payment due to the Limited Partner under the Limited Partnership Agreement following the demand of the Limited Partner for such payment, the Limited Partner immediately after such demand may proceed directly against HCFP under the terms of this Guaranty to enforce payment of such amounts by HCFP. In the event of any failure of the General Partner to perform any other duty, responsibility or obligation of the General Partner under the Limited Partnership Agreement, the Limited Partner may immediately institute an action for specific performance and/or damages against HCFP.

          Nothing contained herein shall prevent the Limited Partner from exercising any other rights available to it or under the Limited Partnership Agreement upon the failure of the General Partner to perform its duties, responsibilities and obligations under the Limited Partnership Agreement, including, without limitation, payments of amounts due to the Limited Partner under Sections 6.04, 6.05 and 6.06 of the Limited Partnership Agreement.

          2. Term of Guaranty. This Guaranty shall continue in full force and effect until the later of (i) dissolution and liquidation of the Partnership and
(ii) receipt by the Limited Partner of all amounts due to it under the terms of the Limited Partnership Agreement.

          3. Representations and Warranties. HCFP hereby represents and warrants to the Limited Partner that (a) it is a corporation duly organized and existing and in good standing under the laws of the state of Delaware; (b) it has the power to carry on its business as is now being conducted and it is duly qualified to do business and is in good standing in each jurisdiction in which the type of property owned by it therein or in which the transaction of its business therein makes such qualification necessary; (c) it has full power and authority to execute and deliver this Guaranty and to incur the obligations provided for herein, all of which have been duly authorized by all proper and necessary corporate actions; (d) there is no consent, approval or other authorization of any person or entity or of any governmental authority required as a condition to the validity or enforceability of this Guaranty; (e) the execution, delivery and performance of this Guaranty will not violate or conflict with its Certificate of Incorporation or Bylaws or any law, regulation, rule, order or statute of any governmental authority to which it is subject or by which it is bound, or violate, conflict with or constitute a default under any loan or credit agreement, indenture, or other document, instrument or agreement to which HCFP is a party or by which it or its assets are bound; (f) HCFP will directly benefit from the formation and operation of the Partnership; and (g) this Guaranty is valid, enforceable and binding upon it in accordance with its terms, conditions and provisions.

          4. Covenants. HCFP hereby covenants that it will at all times remain the owner of 100% of the General Partner.

          5.  Miscellaneous.

          (a) Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware.

          (b) Each notice or other communication relating to this Agreement shall be in writing and delivered in person, by a recognized overnight delivery service, by telecopier or by U.S. Mail at the following address:

          HCFP
          ----

          HealthCare Financial Partners, Inc.
          2 Wisconsin Circle
          Suite 320
          Chevy Chase, Maryland  20815
          Attn:  John K. Delaney, President and CEO
          Telephone:  (301) 664-9821
          Telecopier: (301) 664-9860

          Limited Partner
          ---------------

          HealthPartners Investors II, LLC
          c/o Farallon Capital Management, LLC
          One Maritime Plaza
          Suite 1325
          San Francisco, California  94111
          Attn:  Jason Fish
          cc:    Mark Wehrly, Esq.
          Telephone:   (415) 421-2132
          Telecopier:  (415) 421-2133

Any party may designate a new address by notice to that effect given to the other party. Unless otherwise specifically provided in this Agreement, a notice shall be deemed to have been effectively given when mailed by registered or certified mail to the proper address or delivered in person.

          (c) The titles and Articles and the headings of the Sections of this Agreement are for convenience of reference only, and are not to be considered in construing the terms and provisions of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement, this 5th day of March, 1997.


                                 HEALTHCARE FINANCIAL PARTNERS,
                                  INC.


                                 By:
                                     ------------------------------------------
                                     Title:
                                           ------------------------------------


                                 HEALTHPARTNERS INVESTORS II, LLC

                                 By:  Farallon Capital Management,
                                      LLC, as its Managing Member


                                 By:
                                     ------------------------------------------